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IDS Utilities Income Fund, Inc.
File No. 33-20872/811-5522


                           EXHIBIT INDEX



Exhibit (p)(1):            Directors Power of Attorney dated January 14, 1999

Exhibit (p)(2):            Officers Power of Attorney dated March 1, 1999